Exhibit 24.1

POWER OF ATTORNEY

I hereby appoint Vincent Zanna, Jeremy Brooks and Maria Di Lorenzo my true and lawful attorneys-in-fact, each with full power to act without the other and each with full power of substitution, to sign on my behalf, as an individual and in the capacity stated below, and to file the Annual Report on Form 10-K of J.Crew Group, Inc. for its fiscal year ended February 2, 2019 and any amendment that such attorney-in-fact may deem appropriate or necessary. I further grant unto such attorneys and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as I might do.

IN WITNESS WHEREOF, I have executed this power of attorney as of the 18th day of March, 2019.

Signature:	/s/ Chad Leat
Print Name:	Chad Leat
Title:	Director
Signature:	/s/ James Coulter
Print Name:	James Coulter
Title:	Director
Signature:	/s/ Seth Farbman
Print Name:	Seth Farbman
Title:	Director
Signature:	/s/ Richard Feintuch
Print Name:	Richard Feintuch
Title:	Director
Signature:	/s/ Jonathan Sokoloff
Print Name:	Jonathan Sokoloff
Title:	Director
Signature:	/s/ Michael Solomon
Print Name	Michael Solomon
Title:	Director
Signature:	/s/ Carrie Wheeler
Print Name:	Carrie Wheeler
Title:	Director